Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of November 16, 2021 by and between LF Capital Acquisition Corp. II, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-260541 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof (the “Effective Date”) by the U.S. Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC (the “Underwriter”); and

WHEREAS, the Company’s Sponsor, the Underwriter and certain funds and accounts managed by subsidiaries of BlackRock, Inc. will be purchasing an aggregate of 11,000,000 warrants (or up to 12,350,000 warrants if the over-allotment option in connection with the Company’s initial public offering is exercised in full) (the “Private Placement Warrants”) for an aggregate purchase price of approximately $11,000,000 in the aggregate (or $12,350,000 if the Underwriter’s over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of the Offering; and

WHEREAS, as described in the Prospectus, $229,500,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (or $263,925,000 if the Underwriter’s over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Common Stock included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $7,875,000, or $9,056,250 if the Underwriter’s over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriter upon the completion of an initial business combination (as defined in the Prospectus, a “Business Combination”) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1.                   Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)                 Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b)                 Manage, supervise and administer the Trust Account subject to the express terms and conditions set forth herein;

(c)                 In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder, and while account funds are invested or uninvested, the Trustee may earn bank credits or other consideration during such periods;

(d)                 Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)                 Promptly notify the Company and the Underwriter of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)                  Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g)                 Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)                 Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)                   Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or the Executive Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its tax obligations, if any (and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (i) 15 months after the closing of the Offering (unless extended in connection with an Extension Election) and (ii) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;

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(j)                  Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company and a written statement from the principal financial officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k)                 Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the remitting brokers on behalf of Public Stockholders redeeming shares of the Common Stock the amount required to pay redeemed shares of Common Stock from Public Stockholders; and

(l)                   Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), (j) or (k) above.

2.                   Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)                 Give all instructions to the Trustee hereunder in writing, signed by the Company’s Executive Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary or other authorized officer of the Company. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions; provided that the Company shall promptly confirm such instructions in writing;

(b)                 Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

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(c)                 Pay the Trustee an initial acceptance fee, annual administration fee, and transaction processing fee for each disbursement made as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless such disbursements are made to the Company pursuant to Sections 1(i) through 1(j) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d)                 In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination;

(e)                 Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(f)                  Within five (5) business days after the Underwriter exercises the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount.

(g)                 In the event the Company is entitled to receive a tax refund on its tax obligation, and promptly after the amount of such refund is determined on a final basis, provide the Trustee with notice in writing (with a copy to the Underwriter) of the amount of such tax refund; and

(h)                 If the Company seeks to amend any provisions of the Charter that would affect the substance or timing of the Company’s Public Stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or with respect to any other material provisions relating to the rights of holders of the Common Stock, (in each case, an “Amendment”), the Company will provide the Trustee with a letter in the form of Exhibit D providing instructions for the distribution of funds to Public Stockholders who exercise their conversion option in connection with such Amendment.

3.                   Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)                 Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b)                 Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c)                 Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

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(d)                 Refund any depreciation in principal of any Property;

(e)                 Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)                  To anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)                 Verify the accuracy of the information contained in the Registration Statement;

(h)                 Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i)                   File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j)                  Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof; or

(k)                 Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), (j) or (k) hereof.

4.                   Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Sections 2(b) or (c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5.                   Termination. This Agreement shall terminate as follows:

(a)                 If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

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(b)                 At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6.                   Miscellaneous.

(a)                 The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b)                 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)                 This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d)                 Except for Sections 1(i), (j), (k), and (l) hereof (which may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) or more of the then outstanding shares of Common Stock and Class B common stock, par value $0.0001 per share, of the Company voting together as a single class; provided that no such amendment will affect any Public Stockholder who has properly elected to redeem their shares of Common Stock in connection with a stockholder vote to amend this Agreement that would affect (i) the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of its Common Stock if the Company does not complete its initial Business Combination within the time frame specified in the Charter (as such time frame may be extended) or (ii) any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(e)                 The parties hereto consent to the jurisdiction and venue of any state or federal court located in The City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

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(f)                  Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Fran Wolf and Celeste Gonzalez
Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

LF Capital Acquisition Corp. II
1909 Woodall Rodgers Freeway, Suite 500
Dallas, TX 75201
Attn: Scott Reed
Email: sreed@lfcapital.co

in each case, with copies to:

Dechert LLP
Three Bryant Park, 1095 Avenue of the Americas,
New York, NY 10036
Attn: Martin Nussbaum, Esq.
Email: martin.nussbaum@dechert.com

Jefferies LLC
520 Madison Avenue
New York, NY 10022
Attn.: Shanna B. Green
Email: sgreen@jefferies.com

Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attn.: Jonathan Ko, Esq.
Email: jonathanko@paulhastings.com

(g)                 Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

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(h)                 Each of the Company and the Trustee hereby acknowledges and agrees that the Underwriter is a third party beneficiary of this Agreement.

(i)                   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by electronic transmission shall constitute valid and sufficient delivery thereof.

(j)                  Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as
Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

LF Capital Acquisition Corp. II

By:	/s/ Scott Reed
Name: Scott Reed
Title: President, Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of Offering by wire transfer.	$3,500.00
Annual Trustee administration fee	First year fee payable at initial closing of Offering by wire transfer; thereafter, on the anniversary of the effective date of the Offering, payable by wire transfer or check.	$10,000.00
Transaction processing fee for disbursements to Company under Sections 1(i), (j) and (k)	Deduction by Trustee from accumulated income following disbursement made to Company under Sections 1(i), (j) and (k)	$250.00
Paying Agent services as required pursuant to Section 1(i)	Billed to Company upon delivery of service pursuant to Section 1(i)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Fran Wolf and Celeste Gonzalez

Re:           Trust Account Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between LF Capital Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of November 16, 2021 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with (the “Target Business”) to complete a business combination with Target Business (the “Business Combination”) on or about [●]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the completion of the Business Combination (the “Completion Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate the Trust Account investments and to transfer the proceeds into a segregated account held by you on behalf of the beneficiaries to the effect that, on the Completion Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Completion Date. It is acknowledged and agreed that while the funds are on deposit in the trust operating account awaiting distribution, the Company will not earn any interest or dividends.

On the Completion Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been completed, or will be completed concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held and (b) joint written instructions signed by the Company and Jefferies LLC with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Completion Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Completion Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms of the Trust Agreement and this Termination Letter, the Trust Agreement shall be terminated.

In the event that the Business Combination is not completed on the Completion Date described in the notice thereof and the Company has not notified you on or before the original Completion Date of a new Completion Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Completion Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

LF Capital Acquisition Corp. II

By:
Name: Scott Reed
Title: President, Chief Executive Officer

cc: Jefferies LLC

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Fran Wolf and Celeste Gonzalez

Re:          Trust Account Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between LF Capital Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of November 16, 2021(the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination within the time frame specified in the Company’s amended and restated certificate of incorporation (the “Charter”), as described in the Company’s prospectus relating to its initial public offering of securities. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the total proceeds into the trust operating account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [●] as the effective date for the purpose of determining when the Public Stockholders should be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Charter. Upon the distribution of all the funds in the Trust Account pursuant to the terms of the Trust Agreement and this Termination Letter, the Trust Agreement shall be terminated.

Very truly yours,

LF Capital Acquisition Corp. II

By:
Name: Scott Reed
Title: President, Chief Executive Officer

cc: Jefferies LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Fran Wolf and Celeste Gonzalez

Re:          Trust Account Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between LF Capital Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of November 16, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[●] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for its tax obligations. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[INSERT WIRE INSTRUCTION INFORMATION]

Very truly yours,
LF Capital Acquisition Corp. II

By:
Name: Scott Reed
Title: President, Chief Executive Officer

cc: Jefferies LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Fran Wolf and Celeste Gonzalez

Re:          Trust Account Extension Notification / Redemption Withdrawal Instruction Letter

Dear Mr. Wolf and Ms. Gonzalez:

Reference is made to the Investment Management Trust Agreement, dated as of November 16, 2021 (the “Trust Agreement”), between LF Capital Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

Pursuant to Section 1(k) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account and to transfer $[●] of the proceeds of the Trust Account to the trust operating account at J.P. Morgan Chase Bank, N.A. for distribution to the stockholders that have requested conversion of their shares in connection with such Amendment.

Very truly yours,
LF Capital Acquisition Corp. II

By:
Name: Scott Reed
Title: President, Chief Executive Officer

cc: Jefferies LLC